REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
The Standard Register Company
Dayton, Ohio

We have reviewed the accompanying consolidated balance sheet of The Standard Register Company as of September 29, 2013, the related consolidated statements of income and comprehensive income for the thirteen and thirty-nine week periods ended September 29, 2013 and September 30, 2012, and the related consolidated statement of cash flows for the thirty-nine week periods ended September 29, 2013 and September 30, 2012. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3, the Company has elected to change its methods of accounting for defined benefit pension plan costs. Such changes are reflected in the consolidated financial statements through retrospective application to all periods presented.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of The Standard Register Company as of December 30, 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 8, 2013, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 30, 2012 is fairly stated, in all material respects.

/S/BATTELLE & BATTELLE LLP

Dayton, Ohio
November 12, 2013